UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14 , 2018

Date of Report

Solis Tek Inc

(Exact name of registrant as specified in its charter)

Nevada	000-52446	20-8609439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16926 S. Keegan Ave Suite A Carson, CA	90746
(Address of principal executive offices)	(Zip Code)

(888) 998-8881

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2018, the board of directors of the Company discharged Dennis G. Forchic as the Chief Executive Officer of the Company. The board of directors removed Mr. Forchic because of the board determined that Mr. Forchic’s leadership and management of the Company was incompatible with the majority of the Founding Directors’ plans and expectations for the Company.

The board appointed the Chairman of the Board, Co Founder and President of the Company, Alan Lien, as the new Chief Executive Officer.

The BOD immediately began discussions on a Separations Agreement with Mr. Forchic. Those negotiations are ongoing, and the results of which will be reported in an amendment to this Report. On February 8, 2018, shareholders holding a majority of the issued and outstanding common shares entitled to vote at a meeting of shareholders, executed a Written Consent to remove Mr. Forchic as a director of the Company, pursuant to Nevada Revised Statutes 78.320.

Item 7.01 Regulation FD Disclosure.

On February 15, 2018, we issued a press release entitled “Solis Tek Announces Appointment of Co- Founder Alan Lien as Chief Executive Officer”. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2018

Solis Tek Inc.

By:	/s/ Alan Lien
Alan Lien, Chief Executive Officer
Alan Lien, CEO